EXHIBIT 12



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

RATIO OF EARNINGS TO FIXED CHARGES
(Thousands of Dollars)



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Twelve Months to March 31                                              1999
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Earnings:
  Income from continuing operations.........................         $288,665
  Add income taxes..........................................          135,815
                                                                     ________
    Income from continuing operations
    before income taxes.....................................          424,480
  Distributed income from unconsolidated investees,
    less equity in earnings thereof.........................           (1,658)
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    Subtotal................................................          422,822
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  Add fixed charges:
    Interest on long-term debt, including amortization
      of debt discount and expense less premium.............          104,470
    Other interest expense..................................           21,428
    Portion of rentals deemed to be representative
      of the interest factor................................            9,685
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TOTAL FIXED CHARGES.........................................          135,583
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TOTAL EARNINGS..............................................         $558,405
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RATIO OF EARNINGS TO FIXED CHARGES..........................             4.12
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